Exhibit 5.2

 June 29, 2018

Verizon ABS LLC
Cellco Partnership d/b/a Verizon Wireless

Re:	Verizon ABS LLC Cellco Partnership d/b/a Verizon Wireless Registration Statement on Form SF-3

Ladies and Gentlemen:

We have acted as special Delaware counsel to Verizon ABS LLC, a Delaware limited liability company (the “Company”), solely for purposes of delivering this letter in connection with the preparation of a Registration Statement on Form SF-3 (the “Registration Statement”) relating to the proposed offering of notes (the “Notes”) from time to time by one or more Delaware statutory trusts (each a “Trust”) in one or more classes (each, a “Class”).  The Registration Statement has been filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”).  As set forth in the Registration Statement, each Class of Notes is to be issued under and pursuant to the conditions of a separate indenture between the related Trust and an indenture trustee, and each Trust will be governed by the terms of a separate amended and restated trust agreement between the Company and an owner trustee (the “Owner Trustee”), each to be identified in the prospectus for such Class of Notes.  This opinion is being delivered to you at your request.

For purposes of this letter, our review of documents has been limited to the review of originals or copies furnished to us of the following documents:

(a)	the Registration Statement;

(b)	the form of initial trust agreement to be entered into by the Company and the Owner Trustee for the purposes of forming each Trust (the “Initial Trust Agreement”);

(c)	the form of Amended and Restated Trust Agreement (the “Trust Agreement”), including the exhibits attached thereto, which was filed as an exhibit to the Registration Statement;

Verizon ABS LLC
Cellco Partnership d/b/a Verizon Wireless
June 29, 2018
Page | 2

(d)	the form of Indenture (the “Indenture”), including the forms of Notes attached thereto, which was filed as an exhibit to the Registration Statement;

(e)	the form of certificate of trust (the “Certificate of Trust”) to be filed with the Secretary of State of the State of Delaware (the “Secretary of State”) for each Trust; and

(f)
such other records, documents, certificates and other instruments as we have deemed relevant and necessary as a basis for such opinions and have relied as to factual matters on representations, warranties and other statements therein.

For purposes of this letter, we have not reviewed any documents other than the documents referenced in paragraphs (a) through (f) above.  In particular, we have not reviewed and express no opinion as to any other document that is referred to in, incorporated by reference into, or attached (as an exhibit, schedule, or otherwise) to any of the documents reviewed by us unless specifically identified herein.  The opinions in this letter relate only to the documents specified in such opinions, and not to any exhibit, schedule, or other attachment to, or any other document referred to in or incorporated by reference into, any of such documents.  We have assumed that there exists no provision in any document that we have not reviewed that bears upon or is inconsistent with or contrary to the opinions in this letter.  We have conducted no factual investigation of our own, and have relied solely upon the documents reviewed by us, the statements and information set forth in such documents, certain statements of governmental authorities and others, and the additional matters recited or assumed in this letter, all of which we assume to be true, complete, and accurate and none of which we have independently investigated or verified.

Based upon and subject to the foregoing, and subject to the assumptions, exceptions, qualifications, and limitations in this letter, it is our opinion that:

1.             When the Initial Trust Agreement has been duly authorized by all necessary action and has been duly executed and delivered by the parties thereto and when the Certificate of Trust has been duly authorized, executed and filed by the Owner Trustee of a Trust with the Secretary of State, the Trust will be duly formed as a statutory trust under the Delaware Statutory Trust Act, 12 Del. C. § 3801, et seq (the “Act”).

2.             When a Trust is duly formed, the related Trust Agreement has been duly authorized by all necessary action and has been duly executed and delivered by the parties thereto, the Trust will have the power and authority to execute, deliver and perform its obligations under the related Indenture and to issue the related Class of Notes and will have duly authorized such Indenture and Notes.

Verizon ABS LLC
Cellco Partnership d/b/a Verizon Wireless
June 29, 2018
Page | 3

The foregoing opinions are subject to the following exceptions, qualifications, limitations, and assumptions in addition to those above:

A.           The opinions in this letter are limited to the laws of the State of Delaware, other than (i) tax laws and securities laws of the State of Delaware, and rules, regulations, orders, and decisions relating thereto, and (ii) laws, rules, regulations, orders, and decisions applicable to the particular nature of the property or activities of a Trust, and we have not considered and express no opinion on the effect of, concerning matters involving, or otherwise with respect to any other laws of any jurisdiction (including, without limitation, federal laws of the United States of America), or rules, regulations, orders, or decisions relating thereto.

B.            We have assumed (i) the authenticity of all documents submitted to us as authentic originals, (ii) the conformity with the originals of all documents submitted to us as copies or forms, and (iii) the genuineness of all signatures.

C.            We have assumed (i) that when each Trust is formed, the Initial Trust Agreement will constitute the entire agreement among the parties thereto with respect to the subject matter thereof, including with respect to the formation of such Trust, and the Certificate of Trust will be duly filed with the Secretary of State and will be in full force and effect, (ii) that, at the time each Class of Notes are issued, the related Trust Agreement and the Indenture will constitute the entire agreements among the parties thereto with respect to the subject matter thereof, including, in the case of such Trust Agreement, with respect to the operation and termination of such Trust, that the Certificate of Trust will be in full force and effect and will not be amended and that such Trust Agreement and Indenture will be in full force and effect and will be executed and delivered in substantially the forms reviewed by us, (iii) except to the extent provided in paragraph 1 above, the due creation or due organization or due formation, as the case may be, and valid existence in good standing of each party to the documents examined by us under the laws of the jurisdiction governing its creation, organization or formation, (iv) the legal capacity of natural persons who are to be parties to the documents examined by us, (v) except to the extent provided in paragraph 2 above, that each of the parties to the documents examined by us has the power and authority to execute and deliver, and to perform its obligations under, such documents, and (vi) except to the extent provided in paragraph 2 above, the due authorization, execution and delivery by all parties thereto of all documents examined by us.

D.            We have not participated in the preparation of the Registration Statement (except for providing this opinion) or the prospectus included therein (the “Prospectus”) and assume no responsibility for their contents, other than this opinion.

E.             There are no implied opinions in this letter.  The opinions in this letter are limited to the opinions expressly stated in numbered paragraphs 1 and 2 above,

Verizon ABS LLC
Cellco Partnership d/b/a Verizon Wireless
June 29, 2018
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and no opinions shall be inferred beyond the opinions expressly stated in such numbered paragraphs.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.  In giving the foregoing consents, we do not thereby admit that we come within the category of Persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Commission thereunder with respect to any part of the Registration Statement, including this exhibit.

Very truly yours,

/s/ Morris James LLP

RAX/mag